Exhibit 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	7/28/18	7/29/17
Sales	$384,695	$357,079
Cost of sales	236,173	217,976
Gross profit	148,522	139,103
Selling, general and administrative expense	125,362	122,805
Operating income	23,160	16,298
Interest expense	104	157
Interest income	602	343
Other income (expense), net	892	1,749
Income before income taxes	24,550	18,233
Income tax expense	5,599	6,489
Net income	18,951	11,744
Net income attributable to noncontrolling interests	(648)	(93)
Net income attributable to La-Z-Boy Incorporated	$18,303	$11,651

Basic weighted average common shares	46,716	48,357
Basic net income attributable to La-Z-Boy Incorporated per share	$0.39	$0.24

Diluted weighted average common shares	47,161	48,846
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.39	$0.24

Dividends declared per share	$0.12	$0.11

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	7/28/18	4/28/18
Current assets
Cash and equivalents	$134,247	$134,515
Restricted cash	2,358	2,356
Receivables, net of allowance of $2,058 at 7/28/18 and $1,956 at 4/28/18	138,979	154,055
Inventories, net	195,015	184,841
Other current assets	55,313	42,451
Total current assets	525,912	518,218
Property, plant and equipment, net	188,088	180,882
Goodwill	74,553	75,254
Other intangible assets, net	17,874	18,190
Deferred income taxes — long-term	21,255	21,265
Other long-term assets, net	78,900	79,158
Total assets	$906,582	$892,967

Current liabilities
Current portion of long-term debt	$221	$223
Accounts payable	62,885	62,403
Accrued expenses and other current liabilities	127,708	118,721
Total current liabilities	190,814	181,347
Long-term debt	142	199
Other long-term liabilities	88,962	86,205
Contingencies and commitments
Shareholders’ equity
Preferred shares — 5,000 authorized; none issued	—	—
Common shares, $1 par value — 150,000 authorized; 46,691 outstanding at 7/28/18 and 46,788 outstanding at 4/28/18	46,691	46,788
Capital in excess of par value	300,770	298,948
Retained earnings	296,321	291,644
Accumulated other comprehensive loss	(29,573)	(25,199)
Total La-Z-Boy Incorporated shareholders’ equity	614,209	612,181
Noncontrolling interests	12,455	13,035
Total equity	626,664	625,216
Total liabilities and equity	$906,582	$892,967

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Quarter Ended
(Unaudited, amounts in thousands)	7/28/18	7/29/17
Cash flows from operating activities
Net income	$18,951	$11,744
Adjustments to reconcile net income to cash provided by (used for) operating activities
Change in deferred taxes	(183)	1,344
Provision for doubtful accounts	279	(22)
Depreciation and amortization	7,541	7,758
Equity-based compensation expense	2,040	3,558
Change in receivables	14,236	15,753
Change in inventories	(11,092)	(2,477)
Change in other assets	463	(10,837)
Change in payables	2,491	(3,974)
Change in other liabilities	(2,572)	(3,339)
Net cash provided by operating activities	32,154	19,508

Cash flows from investing activities
Proceeds from disposals of assets	61	459
Proceeds from property insurance	58	450
Capital expenditures	(15,873)	(9,146)
Purchases of investments	(4,190)	(10,851)
Proceeds from sales of investments	4,762	5,857
Acquisitions, net of cash acquired	—	(15,879)
Net cash used for investing activities	(15,182)	(29,110)

Cash flows from financing activities
Payments on debt	(59)	(66)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	(2,009)	377
Purchases of common stock	(7,944)	(11,491)
Dividends paid	(5,625)	(5,337)
Net cash used for financing activities	(15,637)	(16,517)

Effect of exchange rate changes on cash and equivalents	(1,601)	851
Change in cash, cash equivalents and restricted cash	(266)	(25,268)
Cash, cash equivalents and restricted cash at beginning of period	136,871	150,859
Cash, cash equivalents and restricted cash at end of period	$136,605	$125,591

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$4,122	$1,671

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Quarter Ended
(Unaudited, amounts in thousands)	7/28/18	7/29/17
Sales
Upholstery segment:
Sales to external customers	$240,054	$224,814
Intersegment sales	53,344	49,593
Upholstery segment sales	293,398	274,407

Casegoods segment:
Sales to external customers	24,403	21,019
Intersegment sales	3,983	4,491
Casegoods segment sales	28,386	25,510

Retail segment sales	119,228	110,516

Corporate and Other:
Sales to external customers	1,010	730
Intersegment sales	2,855	1,930
Corporate and Other sales	3,865	2,660

Eliminations	(60,182)	(56,014)
Consolidated sales	$384,695	$357,079

Operating Income (Loss)
Upholstery segment	$23,884	$23,299
Casegoods segment	3,080	2,739
Retail segment	4,458	1,767
Corporate and Other	(8,262)	(11,507)
Consolidated operating income	$23,160	$16,298